SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2003

KNIGHT TRADING GROUP, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-14223	22-3689303
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.

525 Washington Boulevard, Jersey City, NJ 07310

(Address of principal executive offices) (Zip Code)

(201) 222-9400

(Registrant’s telephone number, including area code)

Knight Trading Group, Inc.

Current Report on Form 8-K

Item 12.	Results of Operations and Financial Condition

The following information is furnished under Item 12, “Results of Operations and Financial Condition”. This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. On April 16, 2003, a news release was issued on the subject of first quarter consolidated earnings for Knight Trading Group, Inc. (Knight). The news release did not include certain financial statements, related footnotes and certain other financial information that will be filed with the Securities and Exchange Commission as part of Knight’s Quarterly Report on Form 10-Q. The following is the first quarter earnings release for Knight dated April 16, 2003.

KNIGHT TRADING GROUP REPORTS $0.09 LOSS PER SHARE

FOR FIRST QUARTER 2003

Company Earns First Quarter Income From Operations of $0.01, Led by Asset Management

Non-Operating Charges of $0.10 Related to Real Estate, Investments and Severance

JERSEY CITY, New Jersey (April 16, 2003) – Knight Trading Group, Inc. (Nasdaq: NITE) today reported a net loss of $9.8 million for the first quarter of 2003, or $0.09 loss per share. For the first quarter of 2002, the company reported a net loss of $12.7 million, or $0.10 loss per share.

The results for the first quarter of 2003 include charges related to excess real estate capacity, the company’s investment in Nasdaq, severance and other separation payments relating to a workforce reduction, and other non-operating items of $11.3 million, or $0.10 loss per share. Excluding these charges and other non-operating items, the firm earned $1.5 million, or $0.01 per share, in the first quarter of 2003. The results for the prior year period included severance and other non-operating items of $6.9 million, or $0.05 loss per share. Excluding these charges and non-operating items, net loss for the prior year first quarter was $5.8 million, or $0.05 loss per share.

Revenues for the first quarter of 2003 were $127.0 million, compared to $133.5 million for the prior year period. During the first quarter of 2003, the company’s equities and options market-making activities generated net trading revenue and interest of $65.9 million and $27.3 million, respectively, versus $86.3 million and $27.5 million during the first quarter of 2002.

	First Quarter 2003	First Quarter 2002
Revenues ($)	126,956,856	133,500,063
Net loss ($)	(9,835,333)	(12,695,486)
Diluted EPS ($)	(0.09)	(0.10)
U.S. equity trades executed	34,170,270	28,791,896
Average daily U.S. equity trades	560,168	479,865
U.S. equity shares traded *	66,365,590,506	41,114,950,390
U.S. options contracts traded	12,875,556	11,292,187

*	Includes 40.0 billion and 20.7 billion of OTC Bulletin Board shares for the first quarter of 2003 and 2002, respectively.

“The market environment in the first quarter, particularly in February, was difficult,” said Thomas M. Joyce, Chief Executive Officer and President of Knight Trading Group. “The launch of a U.S.-led military campaign in Iraq and increasingly complex geopolitical issues created significant investor apprehension that adversely affected Knight’s Equity Markets business segment. While we processed an increasing volume of Nasdaq OTC Bulletin Board shares, the revenue capture opportunity represented by these lower-priced stocks was limited. Opportunity also was limited in the options market, exemplified by staff cutbacks and partial withdrawals from the market by some of Knight’s competitors. Our options business was close to breakeven for the quarter, a solid result given the weak and uncertain market environment. Meanwhile, Knight’s quarterly results were enhanced by strong returns from Knight’s Asset Management business segment, which operates under a market neutral strategy.”

Domestic Businesses

The company’s domestic businesses incurred a net loss of $8.1 million, or $0.07 loss per share. The results of the domestic businesses included charges and other non-operating items of $11.1 million, or $0.10 loss per share. Charges and other non-operating items include charges for excess real estate capacity, the company’s investment in Nasdaq, severance and other separation payments, fixed asset writedowns and a one-time gain related to the sale of a strategic investment. Excluding these charges and non-operating items, the company’s domestic businesses had net income of $2.9 million, or $0.03 per share, led by a strong performance in the Asset Management business segment. For the first quarter of 2002, the net loss from all domestic businesses was $4.1 million, or $0.03 loss per share. Included in these results are severance and other non-operating items of $4.0 million, or $0.03 loss per share. Excluding these non-operating items, the company’s domestic businesses had a net loss of approximately $131,000 in the first quarter of 2002.

The company’s Asset Management business segment generated $14.2 million in asset management fees during the first quarter of 2003, up from $7.1 million in the same period a year ago, reflecting better returns. The asset management business had approximately $1.2 billion and $1.3 billion of funds under management at March 31, 2003 and 2002, respectively. In addition, the company earned $6.2 million during the first quarter of 2003 on its investment within the Deephaven fund.

The company had 914 employees in the U.S. at the end of the first quarter, down from 967 at the end of 2002 and down from 1,128 at the end of March 2002.

International Businesses

For the first quarter of 2003, the net loss from international operations was $1.7 million, or $0.02 loss per share. The results include severance of $252,000. Excluding severance, the net loss from international operations was $1.4 million, or $0.01 loss per share. For the first quarter of 2002, the net loss from international operations was $8.6 million, or $0.07 loss per share. The results include severance and other non-operating items of $2.9 million, or $0.02 loss per share. Excluding these non-operating items, the net loss from international operations in the first quarter of 2002 was $5.6 million, or $0.05 loss per share.

On March 31, 2003, Knight announced that Knight Securities Japan Ltd., a joint venture with Nikko Cordial Group, will cease its trading operations in Japan in May 2003. Thereafter, Knight and Nikko will commence the process required to liquidate these operations. As previously announced, Knight expects to record a charge of up to $0.03 per share relating to the liquidation in the second quarter of 2003.

As of March 31, 2003, the company had 51 employees in Europe and Asia, down from 63 at the end of 2002 and down from 155 at the end of March 2002.

“In light of market conditions, Knight continues to assess its businesses, its cost structure and its balance sheet,” Mr. Joyce said. “We made additional cuts to our workforce, and we wrote down excess real estate and one of our investments. Knight continues to review all of its businesses as we work toward long-term profitability. Our decision to close market-making operations in Japan, where market structure changes had drastic effects on our profit-making prospects, is one example of this effort.”

Liquidity and Stock Repurchase Plan

The company had $719.3 million in stockholders’ equity as of March 31, 2003, equivalent to a book value of $6.41 per share. As of March 31, 2003, the company had $233.3 million in cash and cash equivalents and a $182.9 million investment in funds managed by its Deephaven subsidiary.

On April 4, 2002, the Knight Board of Directors announced the authorization of a stock repurchase program, which allowed for the purchase of Class A Common Stock up to a total amount of $35 million. At its July 16 meeting, the Board of Directors authorized an increase in the size of this repurchase program from $35 million to $70 million. During the first quarter of 2003, the company repurchased an additional 5,807,400 shares totaling $28.0 million. Included in the first quarter activity were open market purchases, as well as a privately negotiated block transaction for 4,775,000 shares that was effected with a dealer on behalf of Ameritrade Holding Corporation. Under the $70 million stock repurchase program, the company has repurchased 13,767,300 shares for $69.2 million. The company cautions that there are no assurances that any further repurchases may actually occur. Knight Trading Group has approximately 112.1 million shares of common stock outstanding as of March 31, 2003.

Mr. Joyce said, “Knight remains committed to achieving long-term success, while challenges remain in the short run. We will continue to enhance our trading platform and improve our service level to ensure Knight remains a standout among firms competing for broker-dealer order flow. However, we must transition this business for the new, tougher market environment by adjusting pricing models and fee structures, reviewing payment-for-order-flow rates, aggressively managing expenses, and implementing methods and tools for enhancing productivity. We’re moving forward in our efforts to grow our institutional business, with even more selective additions to our team and better coordination across product areas. However, while we are making progress in the Boston market, our San Francisco and Chicago sales offices are still new. Knight also is evaluating ways to improve our institutional offerings by enhancing existing or adding entirely new products and services.”

Knight is focused on meeting the needs of institutional and broker-dealer clients by providing comprehensive trade execution services in cash equities and options. A leading execution specialist, Knight offers capital commitment and access to a deep pool of liquidity across the depth and breadth of the market as it strives to provide superior client service. Knight also maintains a $1 billion asset management business for institutions and high net worth individuals. More information about Knight can be obtained at www.knighttradinggroup.com.

Copies of this earnings release and other information on the company can be obtained via the Internet at the company’s Web site, or by calling the company’s toll-free investor information line at 1-877-INFO-NITE. The company will conduct its first quarter earnings conference call for analysts, investors and the media at 9:00 a.m. (EDT) today, April 16, 2003. The conference call will be Webcast live at 9:00 a.m. (EDT) for all investors and interested parties on Knight’s Web site. In addition, the Company will release its volume statistics for March 2003 before the start of trading today, April 16, 2003, on Knight’s Web site.

Presentation of Information in this Press Release

In an effort to provide investors with additional information regarding the Company’s results as determined by generally accepted accounting principles (GAAP), the Company also discloses certain non-GAAP information which management believes provides useful information to investors. Within this press release, the Company has disclosed its net income (loss) amounts for certain reporting periods before identified charges and other non-operating items to assist the reader in understanding the impact of these charges and non-operating items on the Company’s financial results, thereby facilitating more useful period-to-period comparisons of the Company’s businesses.

Certain statements contained herein constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, estimates and projections about the Company’s industry, management’s beliefs and certain assumptions made by management. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Since such statements involve risks and uncertainties, the actual results and performance of the Company may turn out to be materially different from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made herein; however, readers should carefully review reports or documents the Company files from time to time with the Securities and Exchange Commission.

[Financial tables follow]

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KNIGHT TRADING GROUP, INC.

Consolidated Statements of Operations *

	Three Months Ended March 31,
	2003	2002
Revenues	(unaudited)	(unaudited)
Net trading revenue	$91,668,750	$112,680,478
Commissions and fees	11,832,991	11,006,504
Asset management fees	14,225,722	7,129,981
Interest and dividends, net	1,771,472	1,606,557
Investment income and other	7,457,921	1,076,543

Total revenues	126,956,856	133,500,063

Expenses

Employee compensation and benefits	54,674,424	58,642,942
Execution and clearance fees	29,339,743	28,713,775
Payments for order flow	11,556,880	19,005,324
Communications and data processing	9,246,225	10,926,560
Depreciation and amortization	8,501,826	9,704,292
Occupancy and equipment rentals	4,803,838	7,237,946
Professional fees	3,820,560	6,683,451
Business development	1,979,437	1,190,682
International charges	—	4,310,848
Writedown of assets and lease loss accrual	17,412,066	4,198,667
Other	2,966,042	4,156,914

Total expenses	144,301,041	154,771,401

(Loss) before income taxes and minority interest	(17,344,185)	(21,271,338)
Income tax (benefit)	(6,804,898)	(5,387,494)

(Loss) before minority interest	(10,539,287)	(15,883,844)
Minority interest in consolidated subsidiaries	(703,954)	(3,188,358)

Net (loss)	$(9,835,333)	$(12,695,486)

Basic earnings per share	$(0.09)	$(0.10)

Diluted earnings per share	$(0.09)	$(0.10)

Shares used in the computation of basic earnings per share	114,050,350	124,131,683

Shares used in the computation of diluted earnings per share	114,050,350	124,131,683

*	Certain prior period amounts have been reclassified to conform to the current year presentation.

KNIGHT TRADING GROUP, INC.

Consolidated Statements of Financial Condition

	March 31, 2003	December 31, 2002
	(unaudited)
ASSETS
Cash and cash equivalents	$233,266,167	$316,722,259
Securities owned, held at clearing brokers, at market value	2,311,246,409	1,984,500,084
Receivable from brokers and dealers	509,837,307	480,195,130
Investment in Deephaven sponsored fund	182,886,599	153,790,799
Fixed assets and leasehold improvements at cost, less accumulated depreciation	52,240,409	58,066,695
Strategic investments	19,190,732	24,715,110
Intangible assets, less accumulated amortization	34,181,860	34,852,535
Goodwill	17,536,945	17,536,945
Other assets	97,972,442	101,496,749

Total assets	$3,458,358,870	$3,171,876,306

LIABILITIES & STOCKHOLDERS’ EQUITY
Liabilities
Securities sold, not yet purchased, at market value	$2,610,047,591	$2,254,900,355
Payable to brokers and dealers	27,803,208	35,271,654
Accrued compensation expense	27,003,901	60,525,247
Accounts payable, accrued expenses and other liabilities	62,875,118	52,753,720

Total liabilities	2,727,729,818	2,403,450,976

Minority interest in consolidated subsidiaries	11,358,356	12,009,561

Stockholders’ equity
Class A Common Shares	1,245,974	1,247,053
Additional paid-in capital	339,672,030	340,211,426
Retained earnings	450,705,667	460,541,000
Treasury stock, at cost	(62,515,441)	(35,423,292)
Unamortized stock-based compensation	(6,547,773)	(6,791,533)
Accumulated other comprehensive income (loss) – foreign currency translation adjustments, net of tax	(3,289,761)	(3,368,885)

Total stockholders’ equity	719,270,696	756,415,769

Total liabilities and stockholders’ equity	$3,458,358,870	$3,171,876,306

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned’s duly authorized signatory.

Dated: April 16, 2003

KNIGHT TRADING GROUP, INC.

By:	/S/ JOHN H. BLUHER
Name:	John H. Bluher
Title:	Executive Vice President, General Counsel and Secretary